Exhibit 3.2

BY LAWS OF

UPLIFT NUTRITION, INC.

ARTICLE I - OFFICES

The principal office of the Corporation shall be established and maintained at P.O. Box 474 (4423 S. 1800 W.) - Roy, UT 84067.  The Corporation may also have offices at such places within or without the State of Utah as the Board may from time to time establish.

ARTICLE II - SHAREHOLDERS

1. MEETINGS

The annual meeting of the Shareholders of this Corporation shall be held on the second (2nd) Wednesday of May each year or at such other time and place designated by the Board of Directors of the Corporation.  Business transacted at the annual meeting shall include the election of Directors of the Corporation and all other matters properly before the Board.  If the designated day shall fall on a Sunday or legal holiday, then the meeting shall be held on the first (1st) business day thereafter.

2. SPECIAL MEETINGS

Special meetings of the Shareholders shall be held when directed by the Chief Executive Officer or the Board of Directors, or when requested in writing by the holders of not less than twenty five percent (25%) of all the shares entitled to vote at the meeting.  A meeting requested by Shareholders shall be called for a date not less than ten (10) nor more than sixty (60) days after the request is made unless the Shareholders requesting the meeting designate a later date.  The call for the meeting shall be issued by the Secretary, unless the Chief Executive Officer, Board of Directors or Shareholders requesting the meeting shall designate another person to do so.

3. PLACE

Meetings of Shareholders shall be held at the principal place of business of the Corporation or at such other place as may be designated by the Board of Directors.

4. NOTICE

Written notice to each Shareholder entitled to vote stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting.  If any Stockholder shall transfer his stock after notice, it shall not be necessary to notify the transferee.  Any Stockholder may waive notice of any meeting before, during or after the meeting.

5. QUORUM

The majority of the Share entitled to vote, represented in person or by Proxy, shall constitute a Quorum at a meeting of Shareholders.

After a Quorum has been established at a Shareholders meeting, the subsequent withdrawal of Shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a Quorum, shall not effect the validity of any action taken at the meeting or any adjournment thereof.

6. PROXY

Every Shareholder entitled to vote at a meeting of Shareholders, or to express the consent or dissent without a meeting, or his duly authorized attorney-in-fact, may authorize another person or persons to act for him by Proxy.  The Proxy must be signed by the Shareholder or his attorney-in-fact.  No Proxy shall be valid after the expiration of six months from the date thereof, unless otherwise provided in the Proxy or as provided by Utah law.

7. ACTIONS TAKEN WITHOUT A MEETING

Unless otherwise provided by law, any action required to be taken at a meeting of the Shareholders, or any other action which may be taken at a meeting of the Shareholders, may be taken without a meeting, if a consent in writing, setting forth the action to be taken, shall be signed by Shareholders holding at least a majority of the voting power.

ARTICLE III - DIRECTORS

1. BOARD OF DIRECTORS

The Corporation shall have a minimum of one (1) Director and a maximum of fifteen (15) Directors.

2. ELECTION AND TERM OF DIRECTORS

Directors shall be elected at the annual meeting of Stockholders and each Director elected shall hold office until his successor has been elected and qualified, or until his prior resignation or removal.

3. VACANCIES

If the office of any Director, member of a committee or other officer becomes vacant, the remaining Directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

4. REMOVAL OF DIRECTORS

Any or all of the Directors may be removed with or without cause by vote of a majority of all the stock outstanding and entitled to vote at a special meeting of Stockholders called for that purpose.

5. NEWLY CREATED DIRECTORSHIPS

The number of Directors may be increased by amendment of these By-Laws, by the affirmative vote of a majority in interest of the Stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional Directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

6. RESIGNATION

A Director may resign at any time by giving written notice to the Board, the Chief Executive Office or the Secretary of the Corporation.  Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of such officer, and the acceptance of the resignation shall not be necessary to make it effective.

7. QUORUM OF DIRECTORS

A majority of the Directors shall constitute a Quorum for the transaction of business.  If at any meeting of the Board there shall be less than a Quorum present, a majority of those present may adjourn the meeting from time to time until a Quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

8. PLACE AND TIME OF THE BOARD MEETINGS

The Board may hold its meeting at the office of the Corporation or at such other places, either within or without the State of Nevada as it may from time to time determine.

9. NOTICE OF MEETINGS OF THE BOARD

A regular annual meeting of the Board may be held without notice at such time and place, as it shall from time to time determine.  Special meetings of the Board shall be held upon notice to the Directors and may be called by the Chief Executive Officer upon three (3) days notice of each Director either personally or by mail or by wire; special meetings shall be called by the Chief Executive Officer or by the Secretary in a like manner on written request of One Director.  Notice of a meeting need not be given to any Director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

10. REGULAR ANNUAL MEETING

A regular annual meeting of the Board shall be held immediately following the annual meeting of Stockholders at the place of such annual meeting of Stockholders.

11. EXECUTIVE AND OTHER COMMITTEES

The Board, by resolution, may designate two (2) or more of their members to any committee.  To the extent provided in said resolution or these Bylaws, said committee may exercise the powers of the Board concerning the management of the business of the Corporation.

12. COMPENSATION

No compensation shall be paid to Directors, as such, for their services, but by resolution of the Board, a fixed sum and expenses for actual attendance, at each regular or special meeting of the Board may be authorized.  Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other and receiving compensation therefore.

ARTICLE IV - OFFICERS

1. OFFICERS, ELECTION AND TERM

The Board may elect or appoint a Chairman, a Chief Executive Officer and/or President, a Secretary and a Chief Financial Office and/or Treasurer, and such other Officers as it may determine who shall have such duties and powers as hereinafter provided.

All Officers shall be elected or appointed to hold office until the meeting of the Board following the next annual meeting of Stockholders and until their successors have been elected or appointed and qualified.

Any two (2) or more offices may be held by the same person.

2. REMOVAL, RESIGNATION, SALARY, ETC.

Any Officer elected by the Shareholders may be removed only by vote of the Shareholders unless otherwise provided by the Shareholders.

The salaries of all Officers shall be fixed by the Board.

The Directors may require any Officer to give security for the faithful performance of his duties.

3. DUTIES

The Officers of this Corporation shall have the following duties.

• The Chief Executive Officer of the Corporation, shall have general and active management of the business and affairs of the Corporation   subject to the directions of the Board of Directors, and shall preside at all meetings of the Shareholders and Board of Directors.

• The Secretary shall have custody of, and maintain, all of the corporate records except the financial records, shall record the minutes of all   meetings of the Shareholders and Board of Directors, send all notices of all meetings and perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

• The Chief Financial Officer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render the accounts therefore at the annual meetings of Shareholders and whenever else required by the Board of Directors or the Chief Executive Officer, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer.  Should no Chief Financial Officer be appointed, the Chief Executive Officer shall assume the duties of the Chief Financial Officer.

4. REMOVAL OF OFFICERS

An Officer or Agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment; the best interests of the Corporation will be served thereby.  Any vacancy in any office may be filled by the Board of Directors.

ARTICLE V - STOCK CERTIFICATES

1. ISSUANCE

Each certificate must state on its face the corporate name, the name of the person to whom the certificate is issues, the number and class of shares, and the designation of the series, in any, the certificate represents.

2. FORM

Certificates representing shares in this Corporation shall be signed by the Chief Executive Officer or Chief Operations Officer and the Secretary or an Assistant Secretary and may be sealed with the seal of this Corporation or a facsimile thereof.

3. TRANSFER OF STOCK

The Corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney.

4. LOST, STOLEN OR DESTROYED CERTIFICATES

If the Shareholder shall claim to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed, and at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the Board may reasonably require.

ARTICLE VI - BOOKS AND RECORDS

1. BOOKS AND RECORDS

This Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Shareholders, Board of Directors and Committees of Directors.

This Corporation shall keep at its registered office or principal place of business a record of its Shareholders, giving the names and addresses of all Shareholders and the number of the shares held by each.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

2. SHAREHOLDERS’ INSPECTION RIGHTS

Any person who is a holder of record of shares in the Corporation, shall have the right to examine upon written demand, in person or by agent or attorney, at any reasonable time, for any proper purpose, its relevant books and records of accounts, minutes and records of Shareholders and to make extracts there from.

3. FINANCIAL INFORMATION

No later than four (4) months after the close of each annual year, this Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its annual year, and a profit and loss statement showing the results of the operations of the Corporation during its annual year.

Upon the written request of any Shareholder of the Corporation, the Corporation shall mail to each Shareholder a copy of the most recent balance sheet and profit and loss statement.

ARTICLE VII - DIVIDEND

The Board may, out of funds legally available therefore, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when it deems expedient.  Before declaring any dividend there may be set apart, out of any funds of the Corporation available for dividends, such sum or sums as the Board from time to time in its discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board shall deem conducive to the interests of the Corporation.

ARTICLE VIII - CORPORATE SEAL

The Corporation may have a corporate seal, which may be circular in form and bare the name of the Corporation, the year of its organization and the words “CORPORATE SEAL, UTAH”.  The seal may be used by causing it to be impressed or printed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto.  The seal on the certificates for shares or on any corporate obligation for the payment of money may be by facsimile, engraved or printed.

ARTICLE IX - EXECUTION

All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such Officer or Officers or other person or persons as the Board may from time to time designate.

ARTICLE X - ANNUAL YEAR

The annual year shall begin the first day of January in each year.

ARTICLE XI - NOTICE AND WAIVER OF NOTICE

Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a United States Post Office Box in a sealed post-paid wrapper, addressed to the person entitled thereto at his last known address, and such notice shall be deemed to have been given on the day of such mailing.  Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation , or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE XII - CONSTRUCTION

Whenever a conflict arises between the language of these By-Laws and the Certificate of Incorporation, the Certificate of Incorporation shall govern.

ARTICLE XIII - CONDUCT OF BUSINESS WITHOUT MEETING

Any action of the Stockholders, Directors and Committees may be taken as allowed by the laws of the State of Utah.

ARTICLE XIV - AMENDMENTS

These By-Laws may be altered or repealed, and new By-Laws may be made at any annual meetings of the Stockholders, or at any special meeting thereof if notice of the proposed alteration or repeal to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board at any regular meeting of the Board, or at any special meeting of the Board if notice of the proposed alteration or repeal to be made, be contained in the notice of such special meeting.

Accepted by

/s/Jessica Rampton

Jessica Rampton - Secretary

Uplift Nutrition, Inc.

Dated: July 17, 2007